UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39386	85-0642577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Allerton Avenue, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

650-466-7125

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALXO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective January 21, 2025, the Board of Directors (the “Board”) of ALX Oncology Holdings Inc. (the “Company”) appointed Harish Shantharam to the office of Chief Financial Officer to replace Shelly Pinto, who was serving as the Company’s Interim Chief Financial Officer. In the role of Chief Financial Officer, Mr. Shantharam will serve as the Company’s principal financial officer. Ms. Pinto resigned as the interim Chief Financial Officer effective as of the same date and will remain the Company’s Senior Vice President, Finance and Chief Accounting Officer and the principal accounting officer.

Harish Shantharam, age 44, served as the Chief Financial Officer of CymaBay Therapeutics, Inc., a public pharmaceutical company, from May 2023 to June 2024, including through the completion of its acquisition in March 2024 by Gilead Sciences, a public pharmaceutical company. Prior to that, he served as Senior Finance Consultant at Eikon Therapeutics, a biopharmaceutical company, from August 2022 to April 2023, where he worked with the Chief Financial Officer in supporting finance operations. He was employed at Gilead from October 2011 through May 2022, where he held various positions within the finance function, most recently that of Vice President, Head of Global Commercial Finance. At Gilead, Mr. Shantharam was responsible for managing Gilead’s global commercial financial operations. Prior to Gilead, Mr. Shantharam held multiple roles in commercial planning and operations at Amgen Inc., a pharmaceutical company, from February 2004. Mr. Shantharam received his M.B.A. from UCLA Anderson School of Management and is a CFA charterholder.

There are no arrangements or understandings between Mr. Shantharam and any other persons pursuant to which he was appointed Chief Financial Officer. There are no family relationships between Mr. Shantharam and any director or executive officer of the Company.

In connection with the appointment of Mr. Shantharam as the Company’s Chief Financial Officer, the Company and Mr. Shantharam entered into an employment offer letter. Mr. Shantharam’s annual base salary will be $490,000, less any applicable withholdings. Mr. Shantharam will be eligible for an annual target cash bonus equal to 40% of his annual base salary based on achieving performance objectives established by the Board or the compensation committee of the Board. The employment letter also provides that he will be granted a stock option to purchase 600,000 shares of the Company’s common stock under the Company’s 2025 Inducement Equity Incentive Plan. The shares subject to the option are scheduled to vest as to 25% on the one-year anniversary of the grant date, with an additional one forty-eighth of the shares vesting monthly thereafter, on the same day of the month as the grant date, subject to his continued services to the Company through the applicable vesting date.

The foregoing descriptions of the employment offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the employment offer letter, which the Company intends to file with the Securities and Exchange Commission as an exhibit to a subsequent periodic report.

The Company and Mr. Shantharam entered into a change of control and severance agreement on the Company’s standard form, a copy of which has been filed as Exhibit 10.11 to the Company’s registration statement on Form S-1 (File No. 333-239490) on July 13, 2020.

Mr. Shantharam entered into an indemnification agreement on the Company’s standard form, a copy of which was filed as Exhibit 10.1 to the Company’s registration statement on Form S-1 (File No. 333-239490) on June 26, 2020.

Appointment of Directors

Effective January 18, 2025, the Board appointed Barbara Klencke, M.D. to serve as a Class II director of the Board, for a term expiring at the 2025 annual meeting of stockholders, and Chris Takimoto, M.D., Ph.D., F.A.C.P., to serve as a Class III director of the Board, for a term expiring at the 2026 annual meeting of stockholders. The Board also appointed Dr. Klencke to serve as a member of the Audit Committee and newly constituted Research and Development Committee of the Board, and Dr. Takimoto to serve as a member of the Compensation Committee and Research and Development Committee. The appointments were made based upon the recommendation of the Corporate Governance and Nominating Committee of the Board. In connection with the changes to the Board, the Board increased its size to six directors.

Dr. Klencke, age 67, currently serves as a member of the board of directors of TScan Therapeutics, Inc., a public biopharmaceutical company, Xencor, Inc., a public biopharmaceutical company, and Immune-Onc, Inc., a private biopharmaceutical company. She previously served as a member of the board of directors of eFFECTOR Therapeutics, a public biopharmaceutical company and Lexent Bio, Inc., a public biopharmaceutical company, before that company’s acquisition by Foundation Medicine. Dr. Klencke previously served as the Chief Medical and Chief Development Officer of Sierra Oncology, Inc. (“Sierra”), a public clinical-stage biopharmaceutical company from June 2015 to December 2023 following its acquisition by GlaxoSmithKline plc in 2022. From 2011 to 2015, Dr. Klencke served as Senior Vice President, Global Development, at Onyx Pharmaceuticals, which was acquired by Amgen Inc., in 2013. Prior to joining Onyx Pharmaceuticals, Dr. Klencke led a variety of both early- and late-stage oncology programs while at Genentech, Inc. from 2003 to 2011. Dr. Klencke completed Internal Medicine and Hematology/Oncology training at the University of California, San Francisco and remained there as an Assistant Professor of Medicine in Oncology focusing on clinical research from 1995 to 2002. Dr. Klencke holds a B.S. from Indiana University and an M.D. from the University of California, Davis.

Dr. Takimoto, age 66, currently serves as the Chief Medical Officer of the START Center for Cancer Research, a global network of specialized early phase oncology clinical trial sites. He previously served as the Chief Medical Officer of IGM Biosciences, Inc., a public clinical-stage biotechnology company (“IGM”) from July 2021 to October 2024. Prior to joining IGM, Dr. Takimoto served as Senior Vice President, Oncology at Gilead Sciences from April 2020 to July 2021. From February 2016 to April 2020, Dr. Takimoto served as the Chief Medical Officer of Forty Seven, Inc. until Gilead Sciences acquired Forty Seven. Dr. Takimoto previously held various leadership positions at biotechnology companies including Janssen Research Development and Ortho Biotech Oncology Research and Development and multiple positions at academic institutions such as the University of Texas Health Science Center, the National Cancer Institute, and the Uniformed Services University of the Health Sciences. Dr. Takimoto has also served as a Commissioned Officer in the U.S. Public Health Service. Dr. Takimoto holds a B.S. in Chemistry from Stanford University, a Ph.D. in Pharmacology from Yale University, and an M.D. from Yale University School of Medicine.

In accordance with the Company’s outside director compensation policy, Dr. Klencke and Dr. Takimoto were each automatically granted an initial award of stock options to purchase 40,400 shares of the Company’s common stock on their date of appointment to the Board. These initial awards are scheduled to vest in equal installments as to one thirty-sixth of the shares subject to the award on a monthly basis following the award’s grant date, on the same day of the month as the grant date, subject to continued services to the Company through the applicable vesting date. Dr. Klencke and Dr. Takimoto are also entitled to annual cash compensation and equity awards under the terms of the outside director compensation policy. In addition, the Company entered into an indemnification agreement with each of Dr. Klencke and Dr. Takimoto in the same form as the Company’s other directors.

The Board determined that each of Dr. Klencke and Dr. Takimoto qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of The Nasdaq Stock Market. The Board also determined that Dr. Klencke satisfies the additional requirements of financial literacy and audit committee independence for Audit Committee service, and Dr. Takimoto satisfies the additional requirements of compensation committee independence for Compensation Committee service under the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market.

There are no arrangements or understandings between either Dr. Klencke or Dr. Takimoto and any other person pursuant to which they were selected to serve on the Board. There are no transactions in which the Company or any of its subsidiaries is a party and in which either Dr. Klencke or Dr. Takimoto has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 22, 2025, the Company issued a press release announcing the appointment of Mr. Shantharam as Chief Financial Officer of the Company and the appointments of Dr. Klencke and Dr. Takimoto to its Board. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

In connection with the Board changes referenced above, the Board approved the following composition of committees of the Board:

Audit Committee

Rekha Hemrajani, Chair; Scott Garland; and Barbara Klencke, M.D.

Compensation Committee

Corey Goodman, Ph.D., Chair; Scott Garland; and Chris Takimoto, M.D., Ph.D., F.A.C.P.

Corporate Governance and Nominating Committee

Scott Garland, Chair; Corey Goodman, Ph.D.; and Rekha Hemrajani

Research and Development Committee

Corey Goodman, Ph.D., Chair; Barbara Klencke, M.D.; and Chris Takimoto, M.D., Ph.D., F.A.C.P.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 22, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALX ONCOLOGY HOLDINGS INC.

Date: January 22, 2025	By:	/s/ Jason Lettmann
Jason Lettmann
Chief Executive Officer